Exhibit 99.01
MEDIA CONTACT:	INVESTOR CONTACT:
Spring Harris	Soohwan Kim, CFA
NortonLifeLock Inc.	NortonLifeLock Inc.
(650) 527-0742	(650) 527-8020
press@nortonlifelock.com	ir@nortonlifelock.com

NortonLifeLock Delivers Better-Than-Expected Fiscal Third Quarter 2020 Results

Consumer billings grew 4% year-over-year

TEMPE, Arizona – February 6, 2020 – NortonLifeLock Inc. (NASDAQ: NLOK), a global leader in consumer Cyber Safety, today reported results for its third quarter fiscal year 2020 ended January 3, 2020.

Third Quarter Financial Highlights from Continuing Operations

●	Revenue was $618 million, compared to $615 million a year ago
●	GAAP diluted EPS was $0.55, compared to ($0.03) a year ago
●	Non-GAAP diluted EPS was $0.25, compared to $0.16 a year ago
●	Reported billings growth of 4% year-over-year

“We drove better-than-expected results in our first quarter as NortonLifeLock and delivered sequential customer growth for the first time in over two years,” said Vincent Pilette, NortonLifeLock’s CEO. “Our ambition is to protect everyone’s digital life in a hyper-connected world with constantly evolving cyber threats. With our Norton 360 membership plans, we offer trusted protection for consumers’ devices, identities, privacy, and homes. Now that we are emerging from the Enterprise sale and accelerating the transition to a pure-play leader in consumer Cyber Safety, we are excited about our future.”

Accelerated Transition and Cash Return to Shareholders

During the third quarter, NortonLifeLock accelerated its transition and today announced that it has driven down its projected cumulative post-sale stranded costs to under $1.0 billion, of which $0.75 billion is cash costs. In addition, the Company raised its projected cash proceeds from underutilized assets to $1.5 billion.

In January, NortonLifeLock delivered on its commitment to return Enterprise asset sale proceeds to shareholders with payment of its $12 per share special dividend to all shareholders of record and the start of its $1.6 billion stock repurchase program during the third fiscal quarter. With the completion of the sale of ID Analytics for $375 million, NortonLifelock is well on its way to becoming a pure-play consumer Cyber Safety business.

Fourth Quarter Fiscal Year 2020 Guidance

●	Revenue in the range of $595 to $605 million, which excludes ID Analytics revenue
●	Non-GAAP EPS in the range of $0.15 to $0.20

NortonLifeLock’s Board of Directors has declared a quarterly cash dividend of $0.125 per common share to be paid on March 18, 2020 to all shareholders of record as of the close of business on February 24, 2020.

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures are provided below. No reconciliation of the forecasted range for non-GAAP EPS guidance is included in this release because it would be unreasonably burdensome to forecast the impacts of significant changes in our business such as restructuring activities related to the sale of our enterprise business.

(More)

For additional details regarding NortonLifeLock’s results and outlook, please see the Earnings Presentation and the Supplemental Information on the investor relations page of our website at: http://investor.nortonlifelock.com

Conference Call

NortonLifeLock has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its third quarter fiscal 2020 ended January 3, 2020 and to review guidance. Interested parties may access the conference call by dialing (877) 475-6198 or (970) 297-2372 and using conference ID 4557269. A live audio webcast of the conference call will also be available through NortonLifeLock's Investor Relations website at http://investor.nortonlifelock.com/investor-relations/events-calendar/.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About NortonLifeLock
NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety. NortonLifeLock is dedicated to helping secure the devices, identities, online privacy, and home and family needs of nearly 50 million consumers, providing them with a trusted ally in a complex digital world. For more information, please visit www.NortonLifeLock.com.

Forward-Looking Statements:
This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under “Fourth Quarter Fiscal Year 2020 Guidance;” the effects of the sale of substantially all of the Enterprise Security business on the Company’s business; the estimated amount and character of, and time to eliminate, stranded costs; the estimated amount, and the Company’s ability to monetize and use the proceeds of sales of underutilized assets; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effect of the sale of substantially all of the Enterprise Security assets on NortonLifeLock’s retained businesses and products; retention of existing executive leadership team members; difficulties in improving sales and product development during leadership transitions; difficulties in executing a new operating model for the consumer Cyber Safety business; lower than anticipated returns from the Company's investments in direct customer acquisition; difficulties and delays in reducing run rate expenses and monetizing underutilized assets; general business and economic conditions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in NortonLifeLock’s stock price; the ability of NortonLifeLock to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of NortonLifeLock to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; NortonLifeLock’s sales and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q. NortonLifeLock assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Use of Non-GAAP Financial Information:
We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. We also provide the non-GAAP metric of reported billings. These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including the Supplemental Information, on the investor relations page of our website at: http://investor.nortonlifelock.com.

NORTONLIFELOCK INC.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	January 3, 2020	March 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$12,649	$1,791
Short-term investments	119	252
Accounts receivable, net	171	708
Assets held for sale	213	—
Other current assets	411	286
Current assets of discontinued operations	8	149
Total current assets	13,571	3,186
Property and equipment, net	365	663
Operating lease assets	107	—
Intangible assets, net	1,119	1,202
Goodwill	2,676	2,677
Other long-term assets	709	1,160
Long-term assets of discontinued operations	—	7,050
Total assets	$18,547	$15,938
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$157	$165
Accrued compensation and benefits	131	250
Current portion of long-term debt	749	491
Contract liabilities	1,019	1,032
Current operating lease liabilities	32	—
Other current liabilities	2,604	524
Current liabilities of discontinued operations	21	1,304
Total current liabilities	4,713	3,766
Long-term debt	3,719	3,961
Long-term contract liabilities	28	27
Deferred income tax liabilities	165	577
Long-term income taxes payable	1,086	1,076
Long-term operating lease liabilities	92	—
Other long-term liabilities	67	78
Long-term liabilities of discontinued operations	—	715
Total liabilities	9,870	10,200
Total stockholders’ equity	8,677	5,738
Total liabilities and stockholders’ equity	$18,547	$15,938

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
Net revenues	$618	$615	$1,876	$1,839
Cost of revenues	103	110	296	331
Gross profit	515	505	1,580	1,508
Operating expenses:
Sales and marketing	178	166	551	537
Research and development	72	110	258	322
General and administrative	85	98	271	317
Amortization of intangible assets	20	19	61	59
Restructuring, transition and other costs	98	50	128	187
Total operating expenses	453	443	1,269	1,422
Operating income	62	62	311	86
Interest expense	(51)	(53)	(146)	(157)
Other income (expense), net	399	(18)	397	(56)
Income (loss) from continuing operations before income taxes	410	(9)	562	(127)
Income tax expense	57	10	133	20
Income (loss) from continuing operations	353	(19)	429	(147)
Income from discontinued operations	2,492	84	3,227	144
Net income (loss)	$2,845	$65	$3,656	$(3)

Income (loss) per share - basic:
Continuing operations	$0.57	$(0.03)	$0.69	$(0.23)
Discontinued operations	$4.01	$0.13	$5.20	$0.23
Net income (loss) per share - basic (1)	$4.58	$0.10	$5.90	$—

Income (loss) per share - diluted:
Continuing operations	$0.55	$(0.03)	$0.67	$(0.23)
Discontinued operations	$3.85	$0.13	$5.01	$0.23
Net income (loss) per share - diluted (1)	$4.40	$0.10	$5.68	$—

Weighted-average shares outstanding:
Basic	621	637	620	631
Diluted	647	637	644	631

(1) Amounts may not add due to rounding.

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
OPERATING ACTIVITIES:
Net income (loss)	$2,845	$65	$3,656	$(3)
Adjustments:
Amortization and depreciation	56	152	307	457
Impairments of long-lived assets	28	1	32	8
Stock-based compensation expense	120	55	270	265
Deferred income taxes	721	(21)	14	(18)
Loss from equity interest	9	24	31	84
Gain on sale of Enterprise Security assets	(5,422)	—	(5,422)	—
Gain on sale of equity method investment	(379)	—	(379)	—
Non-cash operating lease expense	9	—	32	—
Other	20	10	27	(32)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	426	(189)	537	97
Accounts payable	11	47	(21)	35
Accrued compensation and benefits	(79)	55	(99)	(26)
Contract liabilities	(34)	175	(163)	59
Income taxes payable	2,091	50	2,096	(17)
Other assets	(89)	(54)	(94)	1
Other liabilities	66	7	81	38
Net cash provided by operating activities	399	377	905	948
INVESTING ACTIVITIES:
Purchases of property and equipment	(10)	(58)	(86)	(153)
Proceeds from sale of Enterprise Security assets, net of transaction costs	10,572	—	10,572	—
Payments for acquisitions, net of cash acquired	—	(24)	—	(41)
Proceeds from maturities and sales of short-term investments	15	20	135	119
Proceeds from sale of property	—	26	—	26
Proceeds from sale of equity method investment	378	—	378	—
Other	(3)	(5)	(8)	(12)
Net cash provided by (used in) investing activities	10,952	(41)	10,991	(61)
FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock incentive plans	21	2	109	8
Tax payments related to restricted stock units	(6)	(115)	(71)	(168)
Dividends and dividend equivalents paid	(79)	(59)	(177)	(169)
Repurchases of common stock	(345)	—	(904)	—
Repayments of debt	(302)	—	(302)	—
Proceeds from issuance of debt, net of issuance costs	300	—	300	—
Short-swing profit disgorgement	9	—	9	—
Other	(1)	—	(1)	—
Net cash used in financing activities	(403)	(172)	(1,037)	(329)
Effect of exchange rate fluctuations on cash and cash equivalents	4	(2)	(1)	(23)
Change in cash and cash equivalents	10,952	162	10,858	535
Beginning cash and cash equivalents	1,697	2,147	1,791	1,774
Ending cash and cash equivalents	$12,649	$2,309	$12,649	$2,309

NORTONLIFELOCK INC.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(In millions, except per share data, unaudited)

	Three Months Ended
	January 3, 2020	December 28, 2018
Operating income	$62	$62
Stock-based compensation	36	37
Amortization of intangible assets	28	28
Restructuring, transition and other costs	98	50
Other	—	(1)
Operating income (Non-GAAP)	$224	$176

Operating margin	10.0%	10.1%
Operating margin (Non-GAAP)	36.2%	28.6%

Net income	$2,845	$65
Adjustments to income from continuing operations:
Stock-based compensation	39	37
Amortization of intangible assets	28	28
Restructuring, transition and other costs	98	50
Other	—	(1)
Non-cash interest expense	7	6
Gain on sale of equity method investment	(379)	—
Loss from equity interest	9	24
Total adjustments to GAAP income from continuing operations before income taxes	(198)	144
Adjustment to GAAP provision for income taxes	3	(22)
Total adjustment to continuing operations, net of taxes	(195)	122
Discontinued operations	(2,492)	(84)
Net income (Non-GAAP) (2)	$159	$102

Diluted net income per share	$4.40	$0.10
Adjustments to diluted net income per share:
Stock-based compensation	0.06	0.06
Amortization of intangible assets	0.04	0.04
Restructuring, transition and other costs	0.15	0.08
Other	—	—
Non-cash interest expense	0.01	0.01
Gain on sale of equity method investment	(0.59)	—
Loss from equity interest	0.01	0.04
Total adjustments to GAAP income from continuing operations before income taxes (2)	(0.31)	0.23
Adjustment to GAAP provision for income taxes	—	(0.03)
Total adjustment to continuing operations, net of taxes	(0.30)	0.19
Discontinued operations	(3.85)	(0.13)
Incremental dilution effect	—	—
Diluted net income per share (Non-GAAP)	$0.25	$0.16

Diluted weighted-average shares outstanding	647	637
Incremental dilution	—	18
Diluted weighted-average shares outstanding (Non-GAAP) (3)	647	655

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Amounts may not add due to rounding.
(3) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

NORTONLIFELOCK INC.
Reported Billings and Consumer Cyber Safety Metrics
(In millions, except per user data, unaudited)
Reported Billings (Non-GAAP)
	Three Months Ended
	January 3, 2020	December 28, 2018	Y/Y Change
Revenues	$618	$615
Add: Contract liabilities (end of period)	1,047	1,046
Less: Contract liabilities (beginning of period)	(1,016)	(1,040)
Add: Other contract liabilities adjustment (1)	—	4
Reported billings (Non-GAAP)	$649	$625	4%

(1) Other contract liabilities adjustment represents the change in contract liabilities related to Veritas discontinued operations.

Consumer Cyber Safety Metrics
	Three Months Ended
	January 3, 2020	October 4, 2019	December 28, 2018
Direct customer revenues	$542	$536	$540
Partner revenues	$61	$59	$62
Revenues from ID Analytics	$15	$13	$13
Average direct customer count	20.1	20.1	20.6
Direct customer count (at quarter end)	20.1	20.1	20.5
Direct average revenue per user (ARPU)	$8.99	$8.88	$8.75

NORTONLIFELOCK INC.
Appendix A
Explanation of Presentation and Non-GAAP Measures

Presentation of discontinued operations: On August 8, 2019, we entered into a definitive agreement with Broadcom Inc. (Broadcom) under which Broadcom agreed to purchase certain of our Enterprise Security assets and assume certain liabilities for a purchase price of $10.7 billion (the Broadcom sale). On November 4, 2019, we completed the transaction. As a result, the majority of results of our Enterprise Security business were classified as discontinued operations in our Condensed Consolidated Statements of Operations and thus excluded from both continuing operations for all periods presented. The definitive agreement for the Broadcom sale provided that the selection of certain assets sold and liabilities assumed would be subject to negotiations between us and Broadcom subsequent to the signing of the agreement through the date of the close of the Broadcom sale. As a result of such negotiations, our results of operations for the six months ended October 4, 2019 and September 28, 2018 and our March 29, 2019 Condensed Consolidated Balance Sheet reflect changes in the assets and liabilities that were determined to be part of discontinued operations as reported in our previously issued earnings press release for the period ended October 4, 2019.

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Contract liabilities adjustment:  Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Stock-based compensation:  This consists of expenses for employee restricted stock units, performance-based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.

Amortization of intangible assets:  Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.

Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements and contract cancellation charges, as well as other exit and disposal costs. Included in other exit and disposal costs are advisory fees incurred in connection with restructuring events and facilities exit costs.  Separation costs primarily consist of consulting costs incurred in connection with the divestiture of our Enterprise Security business.

Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.

Litigation settlement:  We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain on divestitures:  We periodically recognize gains on divestitures. We have excluded these gains for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Gain (loss) from equity interest:  We record gains or losses in equity method investments representing net income or loss attributable to our noncontrolling interest in companies over which we have limited control and visibility.  We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing core results.

Income tax effects and adjustments:  We use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate. On June 7, 2019, a three-judge panel from the Ninth Circuit Court of Appeals issued an opinion in Altera Corp. v. Commissioner which reversed a United States Tax Court decision regarding the treatment of share-based compensation expense in a cost sharing arrangement. As a result, we recorded a cumulative income tax expense of $62 million for continuing operation in the first quarter and first six months of fiscal 2020, which has been excluded from our non-GAAP tax provision. In addition, in the second quarter of fiscal 2020, we recorded a $665 million tax benefit in discontinued operations to remeasure the deferred tax assets associated with the tax basis of intellectual property held by our subsidiaries organized in Ireland. We previously expected to recover the tax basis through normal operation of our Enterprise business, which is taxed at the Irish trading rate of 12.5%. We will recover the tax basis through the sale of certain assets of the Enterprise business, which is taxed at the Irish capital gains tax rate of 33%. For fiscal 2019, as a result of U.S. tax reform, we used a non-GAAP tax rate that excluded (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above.

Discontinued operations:  On August 8, 2019, we entered into a definitive agreement to sell certain of our Enterprise Security assets to Broadcom Inc. On November 4, 2019, we completed the transaction. In January 2016, we completed the sale of assets related to our Veritas operations. The results of our divested Enterprise Security and Veritas operations that were subject to the divestiture are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Reported billings:  We define reported billings as total revenue plus the change in adjusted contract liabilities. The change in contract liabilities excludes the change related to discontinued operations that does not amortize to revenue from continuing operations. We consider reported billings to be a useful metric for management and investors because it facilitates an analysis of changes in contract liabilities balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of reported billings versus revenue calculated in accordance with GAAP. First, reported billings include amounts that have not yet been recognized as revenue. Second, our calculation of reported billings may be different from other companies in our industry, some of which may not use reported billings, may calculate reported billings differently, may have different reported billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of reported billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating reported billings together with revenue calculated in accordance with GAAP.

Free cash flow:  Free cash flow is defined as cash flow from operating activities less purchases of property and equipment.

Non-GAAP constant currency adjusted revenues:  Non-GAAP constant currency adjusted revenues are defined as revenues adjusted for foreign exchange impact, calculated by translating current period revenue using the year ago currency conversion rate.

Consumer Cyber Safety direct customer count:  Direct customers are defined as those customers of our Consumer Cyber Safety solutions who have a direct billing relationship with us, including online acquisition and retention, affiliates, co-marketing, and original contract manufacturer channels. Also excluded are customers of our ID Analytics solutions. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the fiscal quarter.

Consumer Cyber Safety direct average revenues per user (ARPU):  ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.